EXHIBIT 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Parnassus Fund, hereby certifies, to such officer's knowledge, that the report on Form N-CSRS of The Parnassus Fund for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of The Parnassus Fund.



Jerome L. Dodson
Chief Executive Officer,
The Parnassus Fund
March 8, 2004



Bryant Cherry
Chief Financial Officer,
The Parnassus Fund
March 8, 2004

A signed original of this written statement required by Section
906 has been provided to The Parnassus Fund and will be retained by The Parnassus Fund and furnished to the SEC or its staff upon request.